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                                                                    Exhibit 4.2

                                    CVC, INC.

                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN

                                    ARTICLE I

                                     PURPOSE

            This CVC, Inc. Amended and Restated 1997 Stock Option Plan is intended to advance the interests of the Company and its stockholders and subsidiaries by attracting, retaining and motivating the performance of selected officers, employees and consultants of the Company of high caliber and potential upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, and to encourage and enable such persons to acquire and retain a proprietary interest in the Company by ownership of its stock. Options granted under the Plan may either be "incentive stock options" intended to qualify as such under the Internal Revenue Code, or "nonqualified stock options," which are not intended to so qualify. The Plan, as amended and restated provided herein, is effective as of September 30, 1999, subject to the approval of the Plan by the holders of at least a majority of the outstanding shares of Common Stock.

                                   ARTICLE II

                                   DEFINITIONS

            (a) "Board" means the Board of Directors of the Company.

            (b) "Code" means the Internal Revenue Code of 1986, as amended.

            (c) "Common Stock" means the Company's Common Stock, par value $.01 per share.

            (d) "Committee" means the Compensation Committee of the Board or any other committee of the Board appointed by the Board to administer the Plan from time to time.

            (e) "Company" means CVC, Inc., a Delaware corporation.

            (f) "Date of Grant" means the date on which an Option becomes effective in accordance with Section 6.1 hereof.


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            (g) "Eligible Person" means any person who is an officer, employee or consultant of the Company or any Subsidiary, or any person who is determined by the Committee to be a prospective officer, employee or consultant of the Company or any Subsidiary.

            (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (i) "Fair Market Value" of a share of Common Stock as of a given date means the closing sales price of the Common Stock on the Nasdaq National Market on the trading day immediately preceding the date as of which Fair Market Value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If Common Stock is not listed on the Nasdaq National Market on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

            (j) "Incentive Stock Option" means a stock option granted under the Plan that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

            (k) "Nonqualified Stock Option" means a stock option granted under the Plan that is not an Incentive Stock Option.

            (l) "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

            (m) "Optionee" means an Eligible Person to whom an Option has been granted, which Option has not expired, under the Plan.

            (n) "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with
Section 6.2 hereof.

            (o) "Plan" means this CVC, Inc. Amended and Restated 1997 Stock Option Plan.

            (p) "Stock Option Agreement" means an agreement between the Company and an Optionee under which the Optionee may purchase Common Stock under the Plan.

            (q) "Subsidiary" means a subsidiary corporation of the Company, within the meaning of Section 424(f) of the Code.

            (r) "Ten Percent Owner" means an Optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, its parent, if any, or any Subsidiary, within the meaning of Sections 422(b)(6) and 424(d) of the Code.


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                                   ARTICLE III

                                   ELIGIBILITY

            All Eligible Persons are eligible to receive a grant of an Option under the Plan. The Committee shall, in its sole discretion, determine and designate from time to time those Eligible Persons who are to be granted an Option.

                                   ARTICLE IV

                                 ADMINISTRATION

            4.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two persons selected by the Board. Solely to the extent deemed necessary or advisable by the Board, each Committee member shall meet the definition of a "nonemployee director" for purposes of such Rule 16b-3 under the Exchange Act and of an "outside director" under Section 162(m) of the Code. The Board shall also have the authority to exercise the powers and duties of the Committee under the Plan.

            4.2 Committee Authority. Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion, to determine the Eligible Persons to whom an Option shall be granted, the time or times at which an Option shall be granted, the number of shares of Common Stock subject to each Option, the Option Price of the shares subject to each Option and the time or times when each Option shall become exercisable and the duration of the exercise period. Subject to the express provisions of the Plan, the Committee shall also have discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all the determinations necessary or advisable in the administration of the Plan. All such actions and determinations by the Committee shall be conclusively binding for all purposes and upon all persons. No Committee member shall be liable for any action or determination made in good faith with respect to the Plan, any Option or any Stock Option Agreement entered into hereunder.

            4.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Options awarded under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Options awarded to any Optionee who the Committee determines may be subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code.


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                                    ARTICLE V

                         SHARES OF STOCK SUBJECT TO PLAN

            5.1 Number of Shares. Subject to adjustment pursuant to the provisions of Section 5.2 hereof, the number of shares of Common Stock which may be issued and sold hereunder shall initially be 2,750,000 shares, provided that, effective as of each fiscal year beginning on October 1, 2000, a number of shares shall be added to the number of shares available for issuance under the Plan that is equal to 5% of the total number of shares of Common Stock issued by the Company during the immediately preceding fiscal year. Notwithstanding the foregoing, the maximum aggregate number of shares of Common Stock issued and sold under the Plan shall not exceed 5,000,000 shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. The number of shares of Common Stock reserved for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding options. Shares of Common Stock covered by an Option that shall have been exercised shall not again be available for an Option grant. If an Option shall terminate or expire for any reason (including, without limitation, the cancellation of an Option pursuant to Section 6.7 hereof) without being wholly exercised, the number of shares to which such Option termination relates shall again be available for grant hereunder.

            5.2 Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Common Stock are split up or combined, or are changed into, become exchangeable at the holder's election for, or entitle the holder thereof to, other shares of stock or any other consideration, or in the case of any other transaction described in Section 424(a) of the Code, the Committee may change the number and kind of shares (including by substitution of shares of another corporation) subject to the Options and/or the Option Price of such shares in the manner that it shall deem to be equitable and appropriate. In no event may any such change be made to an Incentive Stock Option which would constitute a "modification" within the meaning of Section 424(h)(3) of the Code without the consent of any affected Optionee. In the event of any merger, consolidation, reorganization, or similar corporate event in which shares of the Common Stock are to be exchanged for payment of cash (the "Cash Consideration") the Committee may, in its discretion, (i) make equitable adjustments as provided above, or (ii) cancel any outstanding Option in exchange for payment in cash, if any, equal to the excess of the Cash Consideration for the shares underlying such Option over the Option Price for such shares.


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                                   ARTICLE VI

                                     OPTIONS

            6.1 Grant of Option. An Option may be granted to any Eligible Person selected by the Committee. The grant of an Option shall first be effective upon the date it is approved by the Committee, except to the extent the Committee shall specify a later date upon which the grant of an Option shall first be effective. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option, provided that Incentive Stock Options may only be granted to Eligible Persons who are considered employees of the Company or any Subsidiary for purposes of Section 422 of the Code. The Company and the Optionee shall execute a Stock Option Agreement which shall set forth such terms and conditions of the Option as may be determined by the Committee to be consistent with the Plan, and which may include additional provisions and restrictions that are not inconsistent with the Plan.

            6.2 Maximum Limit. Notwithstanding anything elsewhere in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Options granted to any Optionee during any one calendar year shall be 500,000 shares (subject to adjustment as provided in Section 5.2 hereof).

            6.3 Option Price. The Option Price shall be determined by the Committee; provided, however, that the Option Price shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the trading date immediately preceding the Date of Grant.

            6.4 Vesting; Term of Option. Unless otherwise specified by the Committee in the Stock Option Agreement for an Optionee, an Option shall vest and become exercisable in cumulative annual installments, each of which shall relate to one-fifth of the number of shares of Common Stock originally covered thereby (as may be adjusted in accordance with Section 5.2 hereof), on the first, second, third, fourth and fifth anniversaries of the Date of Grant, respectively, provided that the Optionee remains an Eligible Person on each such anniversary. Notwithstanding the foregoing, the Committee, in its sole discretion, may accelerate the exercisability of any Option at any time, and an Option may become vested and exercisable in accordance with the provisions of Articles VII and IX hereof. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in the Stock Option Agreement for an Optionee.

            6.5 Option Exercise; Withholding. Subject to such terms and conditions as shall be specified in a Stock Option Agreement, an Option may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of shares of the Common Stock with respect to which the Option is then


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being exercised. Payment of the Option Price shall be made (i) in cash or by cash equivalent, (ii) at the discretion of the Committee, in Common Stock that has been held by the Optionee for at least six months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares determined on the date of exercise, (iii) at the discretion of the Committee, by a delivery of a notice that the Optionee has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option Price (conditioned upon the payment of such net proceeds), (iv) at the discretion of the Committee, by a combination of the methods described above, or (v) by such other method as may be approved by the Committee and set forth in the Stock Option Agreement. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company the full amount of all federal and state withholding and other employment taxes required to be withheld in connection with such exercise, in any manner consistent with the foregoing that is approved by the Committee and set forth in the Stock Option Agreement.

            6.6 Limited Transferability of Option. All Options shall be nontransferable except (i) upon the Optionee's death, by the Optionee's will or the laws of descent and distribution or (ii) in the case only of Nonqualified Stock Options on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. Each Option Agreement for a Nonqualified Stock Option shall provide that the Optionee may, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to a family member (as defined below), provided that any such transfer is made by the Optionee for estate and tax planning, donative purposes, or pursuant to a domestic relations order, and no consideration (other than nominal consideration or interests in a family partnership, family corporation or other family-related entity) is received by the Optionee therefor. The transfer of a Nonqualified Stock Option shall be subject to such other terms and conditions as the Committee may in its discretion impose from time to time, including a condition that the portion of the Option to be transferred be vested and exercisable by the Optionee at the time of the transfer. Subsequent transfers of an Option transferred under this
Section 6.6 shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

            For purposes hereof, a "family member" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the participant) control the management of assets, and any other entity in which these persons (or the participant) own more than fifty percent of the voting interests.

            No transfer of an Option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been


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furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer. During the lifetime of an Optionee, the Option shall be exercisable only by him, except that, in the case of an Optionee who is legally incapacitated, the Option shall be exercisable by his guardian or legal representative.

            6.7 Cancellation, Substitution and Amendment of Options. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, (i) the cancellation of any or all outstanding Options and the grant in substitution therefor of new Options covering the same or different numbers of shares of Common Stock and having an Option Price which may be the same as or different than the Option Price of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options.

                                   ARTICLE VII

                            ADDITIONAL RULES FOR ISOs

            7.1 Ten Percent Owners. Notwithstanding any other provisions of this Plan to the contrary, in the case of an Incentive Stock Option granted to a Ten Percent Owner, (i) the period during which any such Incentive Stock Option may be exercised shall not be greater than five years from the Date of Grant and
(ii) the Option Price of such Incentive Stock Option shall not be less than 110 percent of the Fair Market Value of a share of Common Stock on the Date of Grant.

            7.2 Annual Limits. No Incentive Stock Option shall be granted to an Optionee as a result of which the aggregate fair market value (determined as of the date of grant) of the stock with respect to which incentive stock options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Company, any Subsidiary or any parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking options into account in the order in which granted.

            7.3 Termination of Employment. An Incentive Stock Option may provide that such Option may be exercised not later than three months following termination of employment of the Optionee with the Company and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be consistent with the requirements of Section 422 of the Code and Treasury Regulations thereunder.

            7.4 Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Optionee upon exercise, the Optionee shall, within 10 days after such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.


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            7.5 Other Terms and Conditions. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under Section 422 of the Code. A Stock Option Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to "incentive stock options" under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of an Optionee only by such Optionee.

                                  ARTICLE VIII

                             TERMINATION OF SERVICE

            8.1 Death. Unless otherwise provided and set forth in the Stock Option Agreement, if an Optionee shall die at any time after the Date of Grant and while he is an Eligible Person, the executor or administrator of the estate of the decedent, or the person or persons to whom an Option shall have been validly transferred in accordance with Section 6.6 hereof pursuant to will or the laws of descent and distribution, shall have the right, during the period ending one year after the date of the Optionee's death (subject to Sections 6.4 and 7.1 hereof concerning the maximum term of an Option), to exercise the Optionee's Option to the extent that it was exercisable at the date of the Optionee's death and shall not have been previously exercised. The Committee may determine at or after grant to make any portion of his Option that is not exercisable at the date of death immediately vested and exercisable.

            8.2 Disability. Unless otherwise provided by the Committee and set forth in the Stock Option Agreement, if an Optionee's employment or other service with the Company or any Subsidiary shall be terminated as a result of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code) at any time after the Date of Grant and while he is an Eligible Person, the Optionee (or in the case of an Optionee who is legally incapacitated, his guardian or legal representative) shall have the right, during a period ending one year after the date of his disability (subject to Sections 6.4 and 7.1 hereof concerning the maximum term of an Option), to exercise an Option to the extent that it was exercisable at the date of such termination of employment or other service and shall not have been exercised. The Committee may determine at or after grant to make any portion of his Option that is not exercisable at the date of termination of employment or other service due to disability immediately vested and exercisable.

            8.3 Termination for Cause. Unless otherwise provided by the Committee and set forth in the Stock Option Agreement, if an Optionee's employment or other service


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with the Company or any Subsidiary shall be terminated for cause, the Optionee's right to exercise any unexercised portion of an Option shall immediately terminate and all rights thereunder shall cease. For purposes of this Section 8.3, termination for "cause" shall include, but not be limited to, embezzlement or misappropriation of corporate funds, any acts of dishonesty resulting in conviction for a felony, misconduct resulting in material injury to the Company or any Subsidiary, significant activities harmful to the reputation of the Company or any Subsidiary, a significant violation of Company or Subsidiary policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to the Optionee, or a significant violation of any contractual, statutory or common law duty of loyalty to the Company or any Subsidiary. Notwithstanding the foregoing, in the event an Optionee is party to an employment (or similar) agreement with the Company or any Subsidiary that defines the term "cause," such definition shall apply for purpose of the Plan. The Committee shall have the power to determine whether the Optionee has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Optionee.

            8.4 Other Termination of Service. Unless otherwise provided by the Committee and set forth in the Stock Option Agreement, if an Optionee's employment or other service with the Company or any Subsidiary shall be terminated for any reason other than death, permanent and total disability or termination for cause, the Optionee shall have the right, during the period ending 90 days after such termination (subject to Sections 6.4 and 7.1 hereof concerning the maximum term of an Option and subject to the terms of any employment agreement between the Company or a Subsidiary and the Optionee), to exercise an Option to the extent that it was exercisable at the date of such termination and shall not have been exercised. For purposes of this Section 8.4, an Optionee shall not be considered to have terminated employment or other service with the Company or any Subsidiary until the expiration of the period of any military, sick leave or other bona fide leave of absence, up to a maximum period of 90 days (or such greater period during which the Optionee is guaranteed reemployment either by statute or contract).

                                   ARTICLE IX

                                CHANGE IN CONTROL

            9.1 Change in Control. Unless otherwise provided by the Committee and set forth in the Stock Option Agreement, upon a "change in control" of the Company (as defined below), each outstanding Option, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement under Section 6.4 hereof; provided, however, that no such vesting shall occur if provision has been made in writing in connection with such transaction for (a) the continuation of the Plan and/or the assumption of such Options by a successor corporation (or a parent or subsidiary thereof) or (b) the substitution for such Options of new options covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kinds of shares and exercise prices. In the event of any


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such continuation, assumption or substitution, the Plan and/or such Options shall continue in the manner and under the terms so provided.

            9.2 Definition. For purposes of Section 9.1 hereof, a "change in control" of the Company shall mean:

            (i) an acquisition subsequent to the date hereof by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of Common Stock or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company;

            (ii) a change in the composition of the Board such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraphs (i), (iii) or (iv) of this section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members thereof;

            (iii) the consummation of a merger, consolidation, reorganization or similar corporate transaction which has been approved by the stockholders of the Company, whether or not the Company is the surviving company in such transaction, in which outstanding shares of Common Stock are converted into (A) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or (B) other securities (of either the Company or another company) or cash or other property;

            (iv) the approval by the stockholders of the Company of (A) the sale or other disposition of all or substantially all of the assets of the Company or (B) a complete liquidation or dissolution of the Company; or


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            (v) the adoption by the Board of a resolution to the effect that any person has acquired effective control of the business and affairs of the Company.

                                    ARTICLE X

                               STOCK CERTIFICATES

            10.1 Issuance of Certificates. Subject to Section 10.2 hereof, the Company shall issue a stock certificate in the name of the Optionee (or other person exercising the Option in accordance with the provisions of the Plan) for the shares of Common Stock purchased by exercise of an Option as soon as practicable after due exercise and payment of the aggregate Option Price for such shares. A separate stock certificate or separate stock certificates shall be issued for any shares of Common Stock purchased pursuant to the exercise of an Option that is an Incentive Stock Option, which certificate or certificates shall not include any shares of Common Stock that were purchased pursuant to the exercise of an Option that is a Nonqualified Stock Option.

            10.2 Conditions. The Company shall not be required to issue or deliver any certificate for shares of Common Stock purchased upon the exercise of any Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

            (i) the completion of any registration or other qualification of such shares, under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Committee shall in its sole discretion deem necessary or advisable;

            (ii) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable;

            (iii) the lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience;

            (iv) satisfaction by the Optionee of all applicable withholding taxes or other withholding liabilities; and

            (v) if required by the Committee, in its sole discretion, the receipt by the Company from an Optionee of (i) a representation in writing that the shares of Common Stock received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) such other representations and warranties as are deemed necessary by counsel to the Company.


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            10.3 Legends. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

                                   ARTICLE XI

                    EFFECTIVE DATE, TERMINATION AND AMENDMENT

            11.1 Effective Date. The Plan shall become effective upon its adoption by the Board and its approval by the stockholders of the Company.

            11.2 Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.

            11.3 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan. Solely to the extent deemed necessary or advisable by the Board, for purposes of complying with Sections 422 or 162(m) of the Code or rules of any securities exchange or for any other reason, the Board may seek the approval of any such amendment by the Company's stockholders. Any such approval shall be by the affirmative votes of the stockholders of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Company. Notwithstanding the foregoing, no amendment or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.

                                   ARTICLE XII

                                  MISCELLANEOUS

            12.1 Employment or other Service. Nothing in the Plan, in the grant of any Option or in any Stock Option Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise provides services to the Company or any Subsidiary. Notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in a Stock Option Agreement, no Option shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or any Subsidiary), so long as such Optionee continues to be an Eligible Person.

            12.2 Rights as Shareholder. An Optionee or the permitted transferee of an Option shall have no rights as a shareholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein. Nothing contained herein or in the Stock Option Agreement relating to any Option shall


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create an obligation on the part of the Company to repurchase any shares of
Common Stock purchased hereunder.

            12.3 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by an Optionee as a result of the exercise of an Option or the sale of shares received upon such exercise shall not constitute compensation with respect to which any other employee benefits of such Optionee are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board or the Committee or provided by the terms of such plan.

            12.4 Plan Binding on Successors. The Plan shall be binding upon the Company, its successors and assigns, and the Optionee, his executor, administrator and permitted transferees.

            12.5 Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

            12.6 Severability. If any provision of the Plan or any Stock Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

            12.7 Governing Law. The validity and construction of this Plan and of the Stock Option Agreements shall be governed by the laws of the State of Delaware.


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